 As filed with the Securities and Exchange Commission on June 15, 2020

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELLDEX THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	13-3191702
(State of Incorporation)	(I.R.S. Employer Identification Number)

Perryville III Building, 53 Frontage Road, Suite 220
Hampton, New Jersey 08827
(908) 200-7500
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

Sam Martin
Chief Financial Officer
CELLDEX THERAPEUTICS, INC.
Perryville III Building, 53 Frontage Road, Suite 220
Hampton, New Jersey 08827
(908) 200-7500
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Anthony O. Pergola, Esq.
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
(212) 262-6700

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-235399

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	—	—
Total	$25,000,000	$3,245

(1)	The Registrant previously registered an aggregate of $150,000,000.00 of Common Stock, Preferred Stock, Warrants, Depositary Shares and Units on a Registration Statement on Form S-3 (File No. 333-235399), as amended, which was declared effective on June 12, 2020 (the “Related Registration Statement”), and for which a filing fee of $19,470.00 was previously paid. As of the date hereof, a balance of $125,000,000 of such securities remains to be offered and sold under the Related Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of Common Stock, having a proposed maximum aggregate offering price of $25,000,000 is hereby registered.

(2)	The registration fee has been calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of Common Stock of Celldex Therapeutics, Inc. (the “Registrant”) contemplated by the Registration Statement on Form S-3, as amended (File No. 333-235399), initially filed with the SEC by the Registrant on December 6, 2019 (as amended on June 12, 2020, the “Related Registration Statement”), pursuant to the Securities Act, which was declared effective by the SEC on June 12, 2020. The contents of the Related Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of securities to be offered in the public offering by $25,000,000. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Related Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Lowenstein Sandler LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

24.1(1)	Power of Attorney

(1)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-235399), initially filed with the Securities and Exchange Commission on December 6, 2019, as amended on June 12, 2020, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, New Jersey, on this 15th day of June, 2020.

CELLDEX THERAPEUTICS, INC.

By:	/s/ Anthony S. Marucci
Anthony S. Marucci
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Anthony S. Marucci	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2020
Anthony S. Marucci

/s/ Sam Martin	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 15, 2020
Sam Martin

*	Director, Chair of the Board of Directors	June 15, 2020
Karen L. Shoos

*	Director	June 15, 2020
Keith L. Brownlie

*	Director	June 15, 2020
Herbert J. Conrad

*	Director	June 15, 2020
James J. Marino

*	Director	June 15, 2020
Harry H. Penner, Jr.

*By:	/s/ Sam Martin
Sam Martin
Attorney-in-fact